Exhibit 3.1

Delaware	Page 1
The First State

 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RESTORGENEX CORPORATION”, CHANGING ITS NAME FROM "RESTORGENEX CORPORATION" TO "DIFFUSION PHARMACEUTICALS INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JANUARY, A.D. 2016, AT 4:18 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

5768394 8100 SR# 20160128775	Authentication: 201652976 Date: 01-11-16
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:18 PM 01/08/2016
FILED 04:18 PM 01/08/2016
SR 20160128775 - File Number 5768394

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF RESTORGENEX CORPORATION

RestorGenex Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

FIRST:     That, at a meeting of the Board of Directors of the Corporation on January

8, 2016, the following resolutions were duly adopted, declaring advisable and approving the following amendment to the Certificate of Incorporation of the Corporation:

WHEREAS, Sections 242(a)(1) and 242(b)(1) of the General Corporation Law of the State of Delaware provide that the board of directors of a corporation may amend its certificate of incorporation after receipt of payment for its capital stock to change its corporate name without submitting such amendment to a vote of its stockholders; and

WHEREAS, the Board declares it advisable and in the best interest of the Corporation and its stockholders to amend the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to change the name of the Corporation from "RestorGenex Corporation" to "Diffusion Pharmaceuticals Inc." (the "Name Change").

NOW, THEREFORE, BE IT

RESOLVED, that Article I (Name) of the Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

"The name of the corporation is Diffusion Pharmaceuticals Inc. (the "Corporation")." and be it further

RESOLVED, that the officers of the Corporation (the "Authorized Officers") be, and each of them hereby is, authorized, empowered and directed to file a Certificate of Amendment (the "Certificate of Amendment") to the Certificate of Incorporation with the Secretary of State of the State of Delaware, and to take all other actions necessary or appropriate, to effect the Name Change.

Second:     That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242(a)(1) and 242(b)(1) of the General Corporation Law of the State of Delaware without a meeting or vote of the Corporation's stockholders.

Third:     That this Certificate of Amendment of the Certificate of Incorporation

shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 8th day of January, 2016.

RESTORGENEX CORPORATION

By:	/s/ David G. Kalergis
Name: David G. Kalergis
Title: Chief Executive Officer